           As filed with the Securities and Exchange Commission on July 31, 1996

                                                     Registration No. 333-______

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              BIOPSYS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


                           Delaware                                          33-0578012
         -------------------------------------                         -----------------------
(State or other jurisdiction of incorporation or organization)   (I.R.S. Employer Identification No.)

                                    3 Morgan
                            Irvine, California 92718
                    (Address of principal executive offices)


                                 1993 STOCK PLAN

                            1996 DIRECTOR OPTION PLAN

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plans)


                                  STEVEN L. GEX
                      President and Chief Executive Officer
                              Biopsys Medical, Inc.
                                    3 Morgan
                            Irvine, California  92718
                                 (714) 460-7800
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                          Christopher D. Mitchell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

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



- -----------------------------------------------------------------------------------------------------------
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                        CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                         Proposed         Proposed
       Title of                                           Maximum          Maximum
      Securities                       Amount            Offering         Aggregate        Amount of
        to be                          to be              Price            Offering       Registration
      Registered                     Registered          Per Share          Price             Fee

1993 Stock Plan
Common Stock, $.001 par value(1)     1,901,500            $13.50       $9,274,289.25(2)    $ 3,198.03

1996 Director Option Plan
Common Stock, $.001 par value(1)       150,000            $13.50       $2,055,000.00(3)    $   708.62

1996 Employee Stock Purchase Plan
Common Stock, $.001 par value(1)       150,000            $13.50       $2,025,000.00(4)    $   698.28

- -----------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Computation based in part on the weighted average exercise price per share of $2.87 as to 1,543,145 outstanding but unexercised options to purchase Common Stock under the 1993 Stock Plan. Balance of registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 358,355 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 30, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Computation based in part on the weighted average exercise price per share of $15.00 as to 20,000 outstanding but unexercised options to purchase Common Stock under the 1996 Director Option Plan. Balance of registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 130,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 30, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on July 30, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The audited financial statements for the Registrant's fiscal year ended June 30, 1995 and for the nine-month fiscal period ended March 31, 1996 contained in the Prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on May 2, 1996.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 19, 1996.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain members of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation and investment partnerships of which such persons are partners beneficially own 33,333 shares of the Registrant's Common Stock. J. Casey McGlynn, Secretary of the Company, and Christopher D. Mitchell, Assistant Secretary of the Company, are members of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). In April 1996, the Registrant entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.   EXHIBITS.


     Exhibit
     Number                                    Document
    -------         ----------------------------------------------------------
      5.1           Opinion of Wilson, Sonsini Goodrich & Rosati, P.C., as to
                    the legality of securities being registered

     10.2*          1993 Stock Plan and form of Stock Option Agreement

     10.3           1996 Director Option Plan

     10.4           1996 Employee Stock Purchase Plan and form of Subscription
                    Agreement

     23.1           Consent of Deloitte & Touche LLP, Independent Auditors

     23.2           Consent of Wilson, Sonsini Goodrich & Rosati, P.C.
                    (contained in Exhibit 5.1 hereto)

     24.1           Power of Attorney

     * Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-2498), in the form declared effective on April 30, 1996.

Item 9.   UNDERTAKINGS.

(a)       The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on July 30, 1996.

                              BIOPSYS MEDICAL,  INC.



                              By:  /s/ STEVEN L. GEX
                                   ------------------------------------
                                   Steven L. Gex
                                   President and Chief Executive Officer


                              By:  /s/ STEVEN J. NABER
                                   ------------------------------------
                                   Steven J. Naber
                                   Vice President and
                                   Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven L. Gex and Steven J. Naber, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                      DATE

/s/ STEVEN L. GEX
- ------------------------------   President, Chief Executive
     Steven L. Gex               Officer and Director*            July 30, 1996
                                 (Principal Executive Officer)

/s/ STEVEN J. NABER              Vice President and Chief
- ------------------------------   Financial Officer (Principal     July 30, 1996
     Steven J. Naber             Financial and Accounting
                                 Officer)


/s/ DAVID W. CHONETTE
- ------------------------------   Director*                        July 30, 1996
     David W. Chonette



- ------------------------------   Director*                        July 30, 1996
  Thomas J. Fogarty, M.D.


/s/  NANCY S. OLSON
- ------------------------------   Director*                        July 30, 1996
     Nancy S. Olson


/s/ STEVE PARKER, M.D.
- ------------------------------   Director*                        July 30, 1996
     Steve Parker, M.D.


* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the 1996 Director Option Plan, however, are automatic.

                                INDEX TO EXHIBITS



Exhibit
Number                                Description
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5.1                      Opinion of Wilson, Sonsini Goodrich &
                         Rosati, P.C., as to the legality of
                         securities being registered.

10.2*                    1993 Stock Plan and form of
                         Stock Option Agreement

10.3                     1996 Director Option Plan

10.4                     1996 Employee Stock Purchase Plan and
                         form of Subscription Agreement


23.1                     Consent of Deloitte & Touche LLP, Independent Auditors


23.2                     Consent of Wilson, Sonsini Goodrich & Rosati, P.C.
                         (contained in Exhibit 5.1 hereto)


24.1                     Power of Attorney
                         (see Page II-5)

* Incorporated by reference to exhibit filed with the Company's Registration Statement on Form S-1 (file no. 333-2498), in the form declared effective on April 30, 1996.